Exhibit 99.1

Contacts:

Laurie Little
Sr. Director, Investor Relations
(949) 743-9216

Spectrum Pharmaceuticals Receives FDA Approval for Carboplatin Injection ANDA

•	Spectrum’s first ANDA approved for an injectable oncology product

•	Spectrum has eight ANDAs currently pending at the FDA, one with Paragraph IV certification

     IRVINE, Calif., June 14, 2005 – Spectrum Pharmaceuticals, Inc. (Nasdaq National Market: SPPI) announced today that it has received approval from the Office of Generic Drugs of the US Food and Drug Administration (FDA) for the Abbreviated New Drug Application (ANDA) for carboplatin injection in 50 mg, 150 mg and 450 mg multi- dose vials. Carboplatin is a platinum-based, anti-cancer drug used in the treatment of patients with a wide variety of tumor types. The branded product, Paraplatin®, is marketed by Bristol-Myers Squibb.

     “This approval of carboplatin marks our entry into the generic injectable market, most notably the anti-cancer segment, an area where we are focusing significant new product development efforts,” stated Rajesh C. Shrotriya, M.D., Chairman, Chief Executive Officer and President of Spectrum Pharmaceuticals, Inc. “We believe that our generic oncology products will be synergistic with our proprietary development program and enable us to promote the brand awareness of Spectrum Pharmaceuticals ahead of the entry of our proprietary oncology products. The approval of now our second ANDA is another component to our stated objective of having 15-20 generic drugs, including several additional generic oncology drugs, FDA approved and marketed in the U.S. within the next five years.”

     In April, Spectrum entered into an alliance with Cura Pharmaceuticals Co., Inc. for the marketing and distribution of carboplatin injection in the United States. With extensive experience in the generic marketplace, and the generic oncology market in particular, Cura is expected to be launching Spectrum’s product in the next several days.

About Spectrum Pharmaceuticals

     Spectrum Pharmaceuticals is a specialty pharmaceutical company engaged in the business of acquiring, developing and commercializing prescription drug products for the treatment of cancer and other unmet medical needs. By leveraging its operational flexibility and regulatory proficiency, and using the extensive research and development capabilities of its strategic alliance partners, Spectrum has built a diversified portfolio of proprietary and generic drug products in various stages of development and regulatory approval. For more information, please visit our website at www.spectrumpharm.com.

Forward-looking statements

     This press release contains forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, including the marketing success of carboplatin, the ability of the Company’s marketing partner, CurPharma, to successfully launch carboplatin, the ability of Curapharma to generate meaningful revenues from the launch of carboplatin the Company’s operational flexibility and regulatory proficiency, the extensive research and development capabilities of the Company’s strategic alliance partners, that our generic oncology products will be synergistic to our proprietary development efforts, that our generic oncology products will promote brand awareness of Spectrum, that Spectrum will have 15-20 generics products FDA approved and marketed in the next five years, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that results in animals studies may not be indicative of results in humans, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that price and other competitive pressures may make the marketing and sale of our generic drugs not commercially feasible, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of revenues, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission.

###